Exhibit 32

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chairman of the Board, President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of Midwest Air Group, Inc., a Wisconsin corporation (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy E. Hoeksema

Timothy E. Hoeksema

Chairman of the Board, President and Chief Executive Officer

/s/ Curtis E. Sawyer

Curtis E. Sawyer

Senior Vice President and Chief Financial Officer

Date: February 15, 2006